UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2008

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31 2008, Martek Biosciences Corporation ("Martek") and Wyeth Nutritionals Ireland ("Wyeth Nutritionals"), a leading international producer of infant formula products, entered into a Supply Agreement (the "2008 Agreement"). The 2008 Agreement provides that Martek will serve as Wyeth Nutrionals’ and its affiliates’ worldwide sole source supplier of docosahexaeonic acid (DHA) and arachidonic acid (ARA) for all infant formula products. The 2008 Agreement has a ten-year term that runs until October 30, 2018. In addition to customary termination provisions with respect to breaches, insolvency and infringement of intellectual property rights, Wyeth Nutritionals may terminate the 2008 Agreement as of December 31, 2011, provided that Wyeth Nutritionals has given twelve months prior written notice.

Martek has been supplying DHA and ARA to Wyeth Nutritionals and its affiliates for use in infant formula products in connection with a 25-year license agreement signed in 1993 that remains in effect. The 1993 license agreement and exhibits are exhibits 10.07 and 10.07A to Martek’s Form 10-K for the year ended October 31, 2007. The 2008 Agreement amends the 1993 license agreement and provides that, except under certain limited circumstances, no additional royalties will accrue under that license agreement as long as the 2008 Agreement is in effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

November 3, 2008	By:	/s/ David M. Feitel

Name: David M. Feitel
Title: Senior Vice President and General Counsel